Exhibit 3.62

BYLAWS

OF

CERTEGY GLOBAL CARD SERVICES, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The corporation shall maintain at all times a registered office in the State of Florida and a registered agent at that office.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Florida as the business of the corporation may require.

ARTICLE II

SHAREHOLDERS MEETINGS

Section 1. Annual Meetings.

1.1 Date, time and purpose of meeting. The annual meeting of the shareholders of the corporation shall be held at 10:00 a.m. on the last business day of the fifth month following the close of each fiscal year or at such other time and date prior thereto and following the close of the fiscal year as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

1.2. Failure to hold meeting. The failure to hold an annual meeting at the time stated in or fixed in accordance with these bylaws shall not affect the validity of any corporate action.

Section 2. Special Meetings.

2.1. Call of special meetings. The chairman of the board of directors, if any, or the president may call a special meeting of the shareholders at any time. The president or the secretary must call a special meeting:

(1)	when so directed by the board of directors;

(2)	at the request in writing of shareholders owning at least 25% of the outstanding shares of the corporation entitled to vote thereat provided that such request shall state the purposes for which the meeting is to be called.

2.2. Business conducted. Except as otherwise provided in these bylaws, only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting.

Section 3. Place of Meetings. Meetings of the shareholders of the corporation shall be held at the principal office of the corporation or at any other place within or without the United States as may be specified in the notice of the meeting.

Section 4. Notice of Meetings.

4.1. Notice requirements. Notice of every meeting of shareholders, stating the place, date and time of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

4.2. Form of Notice. Notice may be given in any manner permitted by law. Any written notice deposited in the United States mail with prepaid first class postage thereon addressed to the shareholder at his address as it appears on the corporation’s record of shareholders shall be deemed delivered when so deposited.

4.3. Waiver by attendance. A shareholder’s attendance, in person or by proxy, at a meeting of shareholders shall constitute:

(1)	a waiver of notice of the meeting and of all objections to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)	a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

4.4. Other waivers of notice. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver of the notice of a meeting at which the shareholders consider an amendment of the articles of incorporation, a plan of merger or share exchange, or a sale or other disposition of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless;

(1)	prior to the execution of the waiver, the shareholder shall have been furnished the same material that would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters’ rights; or

(2)	the waiver expressly waives the right to receive the material required to be furnished.

Section 5. Quorum.

5.1. Required number. At all meetings of the shareholders a majority of the shares outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the articles of incorporation, or by these bylaws.

5.2. Adjournment. If a quorum is not present at any meeting of the shareholders, a majority of the shares present and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting before adjournment of the date, time, and place for the adjourned meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If, after the meeting is adjourned, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

5.3. When shares present. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 6. Order of Business. At the annual meeting of shareholders the order of business shall be as follows:

1. Calling of meeting to order.

2. Proof of notice of meeting.

3. Reading of minutes of last previous annual meeting.

4. Reports of officers.

5. Reports of committees.

6. Election of directors.

7. Miscellaneous business.

Section 7. Voting.

7.1. Number of votes per share. Unless the articles of incorporation or applicable law otherwise provide, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a meeting of shareholders.

7.2. Votes required. If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, these bylaws, or applicable law require a different vote.

7.3. Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in. the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors.

7.4. Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

Section 8. Action Without Meeting.

Unless otherwise provided in the articles of incorporation, action required or permitted by the provisions of the Florida Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner required by Section 607.0704 of the Florida Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the corporation by delivery as set forth in Section 607.0704 of the Florida business Corporation Act. Action under this paragraph shall be subject to the requirements of Section 607.0704 of the Florida Business Corporation Act.

Section 9. List of Shareholders.

9.1. Maintenance of list. The corporation shall keep or cause to be kept a record of its shareholders, giving their names and addresses and the number, class and series, if any, of shares held by each. After a record date for a meeting of shareholders is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder, and shall comply as to form in all other respects with applicable law.

9.2. Inspection by shareholders. The shareholders’ list must be available for inspection by any shareholder, for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation’s principal office, or at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar. A shareholder, his agent or attorney is entitled on written demand to inspect the list subject to the requirements of Section 607.1602(3) of the Florida Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

9.3. Validity of action. Refusal or failure to prepare or make available the list of shareholders shall not affect the validity of action taken at a meeting of shareholders.

ARTICLE III

DIRECTORS

Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 2. Number, Election and Term.

2.1. Number of directors. The number of directors which shall constitute the whole board shall initially be three (3). The number of directors may be increased or decreased from time to time by amendment of these bylaws or by election by the shareholders of a different number of directors when electing the entire board of directors.

2.2. Qualifications. Directors shall be natural persons who are 18 years of age or older, but need not be residents of the State of Florida nor shareholders of the corporation.

2.3. Term of office. The terms of the directors shall expire at the annual meeting of shareholders following their election, or at their earlier resignation, removal from office, or death. A decrease in the number of directors by amendment of these bylaws shall not shorten an incumbent director’s term. A director whose term has expired shall remain in office until his successor is elected and qualified, or until there is a decrease in the number of directors. A director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office. A director elected by the board of directors to fill a vacancy created by reason of an increase in the number of directors shall serve until the next election of directors by the shareholders and until the election and qualification of his successor.

Section 3. Vacancies. Except as otherwise provided in the articles of incorporation, these bylaws, or applicable law, a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or the affirmative vote of a majority of all the directors remaining in office, if the directors remaining in office constitute fewer than a quorum of the board.

Section 4 Meetings and Notice.

4.1. Place of meetings. The board of directors may hold regular or special meetings either within or without the State of Florida.

4.2. Notice of meetings. Regular meetings of the board of directors may be held without notice at such date, time, and place as shall from time to time be determined by the board. Special, meetings of the board of directors may be called by the chairman of the board, if any, or the president, or by any two directors, on at least one day’s oral, telegraphic, or written notice of the date, time, and place of the meeting. The notice of a meeting need not state the purpose of the meeting.

4.3. Waiver of notice. Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon bis arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum. Except as otherwise provided by law, the articles of incorporation, or these bylaws, a majority of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors. If a quorum shall not be present, or shall no longer be present, at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present

Section 6. Conference Telephone Meeting. Unless the articles of incorporation or these bylaws provide otherwise, directors may participate in a meeting of the board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

Section 7. Action Without Meeting. Action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director. Action by consent has the effect of a meeting vote and may be described as such in any document.

Section 8. Committees.

8.1. Creation. The board of directors, by resolution adopted by a majority of the full board of directors, from time to time may create one or more committees and appoint two or more directors to serve on them at the pleasure of the board.

8.2. Authority. To the extent specified by the board of directors, the articles of incorporation or these bylaws, each committee may exercise the authority of the board of directors, except that, unless otherwise permitted by law, a committee may not:

(1)	approve or propose to shareholders action that is required to be approved by shareholders;

(2)	fill vacancies on the board of directors or on any of its committees;

(3)	amend the articles of incorporation;

(4)	adopt, amend, or repeal these bylaws;

(5)	approve a plan of merger not requiring shareholder approval; or

(6) any other actions which may be prohibited under Section 607.0825 of the Florida Business Corporation Act.

8.3. Meetings, notice, quorUm and voting. Sections 4 through 7 of this Article shall also apply to committees and their members, unless otherwise provided by the articles of incorporation, these bylaws, or applicable law.

Section 9. Removal of Directors.

9.1. Removal Right. The shareholders may remove any director, with or without cause, by a majority of the votes entitled to be cast for the election of directors.

9.2. Meeting required. A director may be removed only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

9.3. Replacement. A vacancy resulting from the removal of a director by the shareholders may be filled by the shareholders at the same meeting at which the director was removed or any subsequent meeting of the shareholders; or, if (but only if) the shareholders do not fill such a vacancy within sixty (60) days after the removal, by majority vote of the remaining directors.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer (the “principal officers”). The board of directors may also choose a chairman of the board and may choose one or more vice-presidents (any of whom may have such distinguishing designations or titles as the board may determine), assistant secretaries and assistant treasurers, and such other officers as the board shall from time to time deem necessary, each with such distinguishing designations or titles as the board may determine. Any number of offices may be held by the same person.

Section 2. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or by a committee or officer appointed by the board or by the president.

Section 3. Term of Office. Unless otherwise provided by the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Other officers may be chosen from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal, and any failure to choose officers of the corporation annually shall not affect the validity of any action taken by or the authority of an officer previously duly chosen and qualified and not theretofore resigned or removed by the board of directors.

Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the board of directors.

Section 6. Powers and Duties. Except as hereinafter provided and subject to the control of the board of directors, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

6.1. President. The president shall be the chief executive officer of the corporation, may be designated or identified as such, shall preside at all meetings of the shareholders and (unless the board shall have created an office of chairman of the board) the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

6.2. Vice-President. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-presidents in the ranking established by the board of directors, or in the absence of any ranking, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

6.3. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, shall have responsibility for the preparation of minutes of all meetings of the board of directors and of the shareholders and shall keep, or cause to be kept, as permanent records of the corporation, in a book or books for that purpose, all minutes of such meetings, all executed consents evidencing corporate actions taken without a meeting, records of all actions taken by a committee of the board of directors in place of the board, and waivers of notice of all meetings of the board and its committees. He or she shall have responsibility for authenticating records of the corporation. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have charge of the corporate seal of the corporation and shall be authorized to use the seal of the corporation on all documents which are authorized to be executed on behalf of the corporation under its seal.

6.4. Assistant Secretary. The assistant secretary or if there is more than one, any assistant secretary, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or the secretary may from time to time prescribe.

6.5. Treasurer. The treasurer shall have the legal custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the corporation and shall deposit all funds and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he or she shall give the corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.

6.6. Assistant Treasurer. The assistant treasurer, or if there is more than one, any assistant treasurer, shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the president, or the treasurer may from time to time prescribe.

Section 7. Securities of Corporation. Any security issued by any other corporation or entity and owned or controlled by the corporation may be voted, and all rights and powers incident to the ownership of such securities, including without limitation execution of any consent of shareholders or other consents in respect thereof, may be exercised on behalf of the corporation by the president, who may in his discretion delegate any of the foregoing powers, by executing proxies or otherwise. The board of directors may from time to time confer like powers on any person or persons.

Section 8. Checks and Drafts. All checks, drafts, and similar items drawn on the corporation’s bank account shall be signed by such officer or officers or agent or agents as the board of directors shall from time to time determine.

ARTICLE V

SHARES

Section 1. Form and Content of Certificate.

1.1. Form. Every holder of fully-paid shares in the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe in accordance with applicable law.

1.2. Required signatures. Except as otherwise provided by the board of directors from time to time, each share certificate shall be signed by any two officers of the corporation, who may, but shall not be required to, seal the certificate with the seal of the corporation or a facsimile thereof. If a person who signed a share certificate in any capacity, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 2. Lost Certificates. The board of directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and on such conditions as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, and/or satisfy any other reasonable requirements imposed by the board of directors.

Section 3. Transfers. (1) Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer agent or registrar appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

(2) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

(3) Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attomey-in-fact, and accompanied by such evidence that all such signatures are genuine as the corporation may, at its option, request, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

(4) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these bylaws or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the corporation, and nothing contained herein shall limit or waive any rights of the corporation with respect to such matters under applicable law or any subscription or other agreement.

Section 4. Record Date.

4.1. Fixing of record date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, or to take any other action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days before any meeting or action requiring a determination of shareholders.

4.2. No record date fixed. If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day before the day on which the first notice thereof is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is feed by the board for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the board of directors is required by law, the record date shall be the first date on which a signed written consent to such action shall have been delivered to the corporation in any manner permitted by law on behalf of all shareholders. If no record date is fixed for other purposes, the record date shall be at the close of business on the day on which the board of directors adopts the resolution or otherwise takes formal action relating thereto.

4.3. Adjournment of meeting. A determination of the shareholders entitled to notice of or to vote at a meeting of shareholders shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date. The board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 5. Transfer Agent and Registrar. The board of directors may appoint such transfer agents and/or registrars as it shall determine, and may require all certificates of stock to bear the signature or signatures of any of them.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Distributions and Share Dividends. Distributions upon the shares of the corporation, subject to the provisions, if any, of the articles of incorporation, or any lawful agreement among shareholders, may be declared by the board of directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash or in property, subject to the provisions of the articles of incorporation. Before payment of any distribution, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the board of directors.

Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal” and “Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature or name of the corporation followed by or used in conjunction with the word “Seal” or the words “Corporate Seal” or words of similar import shall be deemed the seal of the corporation.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Authority to Indemnify. Every person who is or was an officer or director of the corporation may in accordance with Section 3 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, or in connection with any appeal relating thereto, in which he may have become involved, as a party, prospective party or otherwise, by reason of his being an officer or director of this corporation, if he acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. As used in this Article, the terms “expense” and “liability” shall include attorneys fees and reasonable expenses incurred with respect to a proceeding and the obligation to pay a judgment, settlement, penalty, and fine including an excise tax assessed with respect to an employee benefit plan.

Notwithstanding the foregoing, the corporation shall not indemnify an officer or director in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, indemnification permitted pursuant to this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2. Mandatory Indemnification. Every officer or director, to the extent that he has been successful, on the merits or otherwise, in defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was an officer or director, of this corporation, shall be indemnified by the corporation against reasonable expenses incurred by him in connection therewith.

Section 3. Determination and Authorization of Indemnification. Except as provided in Section 2 above, any indemnification under Section 1 above shall not be made unless a determination has been made in the specific case that indemnification of the officer or director is permissible under the circumstances because he has met the standard of conduct set forth in Section 1 above. The determination shall be made: (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such a quorum cannot be obtained, then by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent legal counsel (i) selected by the board of directors or its committee in the manner prescribed above or (ii) if a quorum of the board of directors cannot be obtained and a committee cannot be designated, then selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Once it has been determined that indemnification of the officer or director is permissible, an authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be determined in the manner prescribed in item (c) above.

Section 4. Advance for Expenses. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 to this Article VII may be advanced by the corporation prior to the time of the disposition thereof upon the receipt of written affirmation from the director of his good faith belief that he has met the standard of conduct set forth in Section 1 above and the officer or director furnishes the corporation a written undertaking executed personally or on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification under Section 1 of this Article.

ARTICLE VIII

AMENDMENTS

Except as provided by applicable law, the board of directors or shareholders may amend or repeal the corporation’s bylaws or adopt new bylaws, in whole or in part.

FIDELITY NATIONAL GLOBAL CARD SERVICES, INC.

A Florida corporation

WRITTEN CONSENT

OF THE SOLE SHAREHOLDER

June 1, 2010

The undersigned, being the sole Shareholder (the “Shareholder”) of all the issued and outstanding stock of FIDELITY NATIONAL GLOBAL CARD SERVICES, INC., a Florida corporation (the “Company”), acting pursuant to the provisions of Florida Corporation Law, does hereby consent to the adoption of the following resolution and declare it to be in full force and effect as if it were adopted at a regularly scheduled meeting of the Shareholder:

Resignation of Director and Change in Authorized number of Directors

WHEREAS, George P. Scanlon has resigned his position as a director of the Company as of June 1, 2010;

THEREFORE, BE IT RESOLVED, that the Company accepts the resignation of George P. Scanlon, with an effective date as of June 1, 2010.

FURTHER RESOLVED, that as allowed in the current bylaws of the Company, the shareholder has set the authorized number of directors for the Company to be two; and shall continue at two until changed via consent of the shareholder(s) or a change to the bylaws of the Company is approved or Amended and Restated bylaws are prepared and approved; and

FURTHER RESOLVED, that as of June 1, 2010, the directors of the Company shall be:

Michael L. Gravelle

Gary A. Norcross

IN WITNESS WHEREOF, the undersigned Sole Shareholder has executed this Written Consent as of June 1, 2010.

Fidelity National Card Services, Inc. a Delaware corporation

By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

Fidelity National Information Services, LLC

A Delaware Limited Liability Company

OPERATING AGREEMENT

February 1, 2006

This Operating Agreement is adopted as of February 1, 2006, by Fidelity National Information Services, Inc., a Georgia corporation (the “Member”) in connection with the operation of Fidelity National Information Services, LLC, a Delaware limited liability company. Certain capitalized words used herein have the meanings set forth in Section 2 hereof.

1. ORGANIZATION

1.1	General. Fidelity National Information Services, LLC (the “Company”) was formed as a Delaware limited liability company by the execution and filing of the Certificate of Formation with the Delaware Secretary of State in accordance with the Act, and the rights and liabilities of the Member shall be as provided in such Act, as may be modified in this Agreement. In the event of a conflict between the provisions of the Act and the provisions of this Agreement, the provisions of this Agreement shall prevail unless the Act specifically provides that an operating agreement may not change the provision in question.

1.2	Business Purpose. The Company may engage in any lawful business activity in which a Delaware limited liability company may engage, as determined from time to time by the Member, except that the Company shall not engage in the trust company business or in the business of banking or insurance.

1.3	Name and Address of Company. The business of the Company shall be conducted under the name “Fidelity National Information Services, LLC”, and its initial principal office shall be located at the following address: 601 Riverside Avenue, Jacksonville, FL 32204. The principal office address may be changed from time to time as directed by the Member.

1.4	Term. The term of this Agreement shall be coterminous with the period of duration of the Company as provided in the Certificate, which is perpetual unless sooner terminated as provided in this Agreement.

1.5	Required Filings. The Member shall cause to be executed, filed, recorded, or published, such certificates and documents as may be required by this Agreement or by law in connection with the formation and .operation of the Company.

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1.6	Registered Agent. The Company’s initial registered agent shall be as provided in the Certificate. The registered agent may be changed from time to time by the Member by causing the filing of the name of the new registered agent in accordance with the Act.

1.7	Tax Status. The Company shall be treated as a disregarded entity of the Member for federal and state income tax purposes.

2. DENIFITIONS

For purposes of this Agreement, the terms defined herein below shall have the following meaning unless the context clearly requires a different interpretation:

2.1	“Act” shall mean the Delaware Limited Liability Company Act, codified in the Delaware Statutes under Title 6, Section 18:101, et seq., as may be amended from time to time.

2.2	“Agreement” shall mean this Operating Agreement of the Company.

2.3	“Capital Contributions” shall mean the contributions to the capital of the Company by the Member, as provided in Section 3.1 hereof.

2.4	“Certificate” shall mean the Certificate of Formation of the Company filed with the Delaware Secretary of State, as may be amended from time to time.

2.5	“Company” shall refer to the limited liability company created pursuant to the Certificate as governed by this Agreement.

2.6	“Distributions” shall mean any cash (or property to the extent applicable) distributed to the Member arising from his ownership in the Company.

2.7	“Member” shall mean Fidelity National Information Services, Inc., a Georgia corporation

2.8	“Net Income” and “Net Losses” shall mean the net income and net losses, respectively, of the Company as determined for federal income tax purposes.

3. CAPITAL

3.1	Capital Contributions. ‘The Member may make contributions to the capital of the Company from time to time in its sole and absolute discretion.

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3.2	Interest. The Member shall not receive interest on its contributions to the capital of the Company.

4. FINANCIAL

4.1	Fiscal Year. The fiscal year of the Company shall end on December 31, unless the Member determines that some other fiscal year would be more appropriate and obtains the consent of the Internal Revenue Service to use that other fiscal year.

4.2	Expenses of the Company. The Company shall pay or reimburse to the Member any expenses incurred by the Member on behalf of the Company.

4.3	Net Income, Net Losses and Distribution. All Net Income and Net Losses shall be allocated to the Member. Cash and other assets shall be distributed at such times and in such amounts as determined by the Member in its sole discretion.

5. MANAGEMENT

5.1	Management of the Company. The operations and affairs of the Company shall be administered by the Member. The Member shall have all authority, rights, and powers conferred by law and those necessary or appropriate to carry out the purposes of the Company as set forth in Section 1.2.

5.2	Authority of the Member. The Member is an agent of the Company for the purpose of its business or affairs, and the act of the Member, including, but not limited to, the execution in the name of the Company, of any instrument, for the apparent purpose of carrying on in the usual way the business or affairs of the Company, binds the Company, unless the Member has, in fact, no authority to act for the Company in the particular matter and the person with whom the Member is dealing has actual knowledge of the fact that the member has no such authority.

5.3	Appointment and Duties of Officers.

(a)	Appointment of Officers. In connection with the management of the operations and affairs of the Company, the Member may, but is not required to, appoint officers of the Company. The officers of this Company may include a President, a Vice President, a Secretary, and a Chief Financial Officer. The Member, at its discretion, may also appoint such other officers, as it deems appropriate. Each officer shall exercise such powers and perform such duties as are prescribed herein or as determined by the Member. Any number of offices may be held by the same person. An officer need not be a Member of the Company.

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(b)	Term of Office. The Member may appoint officers to serve for any period of time that it deems appropriate. Each officer shall hold office and perform such duties appurtenant thereto until he or she shall resign or shall be removed or otherwise be disqualified to serve, or until a successor to such office is appointed upon the expiration of his or her term if a term is specified.

(c)	Removal and Resignation. Any officer may be removed, either with or without cause, by the Member or by any officer upon whom such power of removal may be conferred by the Member (subject, in each case, to the rights, if any, of an officer under any contract of employment). Any officer may resign at any time by giving written notice to the Member or to the Secretary of the Company, without prejudice, however, to the rights, if any, of the Company under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)	Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled, if at all, in the manner prescribed in this Agreement for regular appointments to such office.

(e)	President. The President shall be the Chief Executive Officer of the Company and shall, subject to the control of the Member, have general supervision, direction, and control of the business and officers of the Company.

(f)	Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Member or, if not ranked, the Vice President designated by the Member, shall perform all the duties of the President, and when so acting shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Member.

(g)	Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the Company’s principal executive office and such other place as the Member may order, a book of minutes of written actions taken by the Member. The Secretary shall keep, or cause to be kept, at the Company’s principal executive office (i) a current list of the full name and last known business or residence address of each Member and of each holder of an economic interest in the Company, together with the Capital Contribution and the Percentage Interest of each Member, (ii) a copy of the Certificate, and all amendments thereto, (iii) copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years, (iv) a copy of this Agreement, and any amendments thereto, (v) copies of any written executed powers of attorney executed in relation to the Agreement

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and Certificate, (vi) copies of the financial statements of the Company, if any, for the six most recent fiscal years, and (vii) the books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

(h)	Chief Financial Officer. The Chief Financial Officer of the Company shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and Capital Accounts. The books of account shall at all reasonable times be open to inspection by the Member. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Member. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Member, shall render to the President and the Member, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Member.

6. LIABILITY OF THE MEMBER

6.1	Liability of Member. Except as specifically provided in the Act, the Member shall not be liable for the debts, liabilities, contracts, or any other obligations of the Company.

7. DISSOLUTION AND TERMINATION OF THE COMPANY

7.1	Events Causing Cancellation. Notwithstanding any provisions of the Act, the Company shall be dissolved and its affairs shall be wound up only upon the earliest to occur of the following events:

(a)	The written consent of the Member; or

(b)	Entry of a decree of judicial dissolution pursuant to the Act.

7.2	Certification of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 7.1, the Member, or its legal representative, shall execute a Certificate of Cancellation in such form as shall be prescribed by the Delaware Secretary of State and file such Certificate as required by the Act.

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7.3	Distribution on Dissolution. In the event of dissolution, the Member shall take full account of the Company’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining their fair value, or, if the assets cannot be sold, they shall be valued and distributed in kind, and shall apply and distribute the proceeds or assets in the following order: (a) To the payment of creditors of the Company; (b) To the creation of any reserves which the Member deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; (c) To the repayment of any outstanding loans made by the Member to the Company; and (d) The remaining balance to the Member.

8. INDEMNIFICATION

8.1	General. The Company, its receiver or its trustee, shall indemnify, defend and save harmless the Member from any claims, liability, loss or damage incurred by the Member by reason of any act performed or omitted to be performed by the Member in connection with the business of the Company, including costs and attorney’s fees and any amounts expended in the settlements of any claims of liability, loss or damage; provided that if the liability, loss or claim arises out of any action or inaction of the member: (a) the Member must have determined, in good faith, that its course of conduct was in the best interests of the Company; and (b) the action or inaction did not constitute fraud, breach of fiduciary duty, gross negligence or willful malfeasance by the Member; and, provided further, that the indemnification shall be recoverable only from the assets of the Company. The Company may, however purchase and pay for that insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any person engaging in a similar business, and name the Member as additional or primary insured parties.

8.2	Advancement of Expenses. The Company shall advance all expenses incurred by the Member in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 8.1 hereof. The Member shall repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Member is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Member within ten (10) days following delivery of a written request therefore by the Member to the Company.

9. MISCELLANEOUS

9.1	Binding on Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Member,

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9.2	Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

9.3	Notices. All notices under this Agreement shall be in writing and shall be given to the person entitled thereto, by personal service, or by mail, first class postage prepaid and addressed to the address maintained by the Company for that person or at any other address that he or she specifies in writing.

9.4	Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenient reference. The title and captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any provision hereof.

9.5	Gender. Whenever required by the context, the masculine shall include the feminine and neuter genders, and vice versa; and the word “person” shall include a corporation, partnership, firm, or other form of association; the singular shall include the plural, and vice versa.

9.6	Choice of Law. Except as necessary to ensure compliance with the Act, this Agreement shall be construed under the laws of the State of Delaware as if this Agreement were executed in and to be performed entirely within the Delaware.

IN WITNESS WHEREOF, the undersigned, being the sole Member of Fidelity National Information Services, LLC, has executed this Operating Agreement as of the date first above written.

MEMBER

Fidelity National Information Services, Inc. A Georgia corporation

By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Senior Vice President, General Counsel and Assistant Secretary

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